Exhibit 99.1

News Release

Contact: Michael Mitchell, 513-784-8959, mmitchell@chiquita.com

CHIQUITA REPORTS THIRD QUARTER 2007 RESULTS

Outlook Improves Due to Currency, Banana Pricing, Salad Category Recovery and Restructuring

CINCINNATI – Nov. 8, 2007 – Chiquita Brands International, Inc. (NYSE: CQB) today released financial and operating results for the third quarter 2007. Third quarter net sales increased 3 percent to $1.1 billion, and the company reported a net loss of $28 million, or ($0.66) per diluted share, including a charge of $4 million, or ($0.09) per share, related to a previously announced downsizing in Chile. The company reported a net loss of $96 million, or ($2.29) per diluted share, including a noncash charge of $43 million, or ($1.02) per share, in the year-ago period.

“As we had anticipated, our third quarter, excluding charges, showed a modest improvement in year-over-year operating results,” said Fernando Aguirre, chairman and chief executive officer. “While we continue to face rising industry costs and other market challenges, we expect to deliver further year-over-year progress in operating results in the fourth quarter and in the year ahead. The banana pricing environment in Europe stabilized earlier in the year and improved in the third quarter, particularly in the aftermath of industry supply disruptions caused by Hurricane Dean. In addition, our value-added salads business showed significant year-on-year recovery in the third quarter, which we expect to continue in the fourth quarter and in 2008.”

Aguirre added, “Last week, we announced a business restructuring designed to improve our profitability by consolidating operations and simplifying our overhead structure to enhance efficiency, stimulate innovation and further focus on customers and consumers. In addition to new, sustainable cost reductions of approximately $60-80 million beginning in 2008, the changes will result in fewer layers of management, faster decisions and better accountability. Also, we will drive greater integration and efficiency across business units and geographies, resulting in one face to customers, one global supply chain from seed to shelf, and one global innovation program with targeted priorities and better execution. Taken together, I am confident these actions will strengthen our long-term market position and enhance our ability to achieve sustainable, profitable growth.”

THIRD QUARTER 2007 SUMMARY

($ millions)	Q3 2007	Q3 2006	YTD 2007	YTD 2006
Net Sales	$1,061.1	$1,032.0	$3,508.9	$3,414.3
Operating Income (Loss)	$(9.7)	$(78.5)	$42.6	$6.1
Operating Cash Flow	$14.7	$22.8	$77.8	$75.7
Net Loss	$(28.2)	$(96.4)	$(23.0)	$(54.1)
Total Debt	$814.9	$989.8
Cash	$124.0	$101.6

•

Net Sales: Quarterly sales rose primarily due to higher banana pricing in core European and North American markets and favorable foreign exchange rates, partially offset by lower volumes in trading markets.

•

Operating Income (Loss): Quarterly operating results improved year-over-year due to higher banana pricing in core European markets. Pricing increases resulted from favorable comparisons to the poor year-ago quarter and from the 2007 impact of Hurricane Dean, which limited banana supply beginning late in the third quarter. In addition, the 2006 third quarter included $9 million of direct costs incurred in response to industry concerns about the safety of fresh spinach products in the United States and a $43 million goodwill impairment charge related to Atlanta AG, the company’s German distributor.

For net sales and operating income information by segment, see Exhibit A.

•

Operating cash flow: Operating cash flow was $15 million, down slightly from the prior year quarter. The improvement in operating results was more than offset by a change in trade receivables during the quarter, in part due to higher banana pricing in the 2007 third quarter.

•

Total debt: The company repaid more than $40 million of debt during the quarter, from the proceeds of the ship sale transaction completed in June. As a result, the company’s total debt at Sept. 30, 2007, was $815 million, compared to $857 million at June 30, 2007. Of the $222 million in net proceeds from the sale of its ships, the company has repaid approximately $210 million of debt, including $90 million of debt that had been secured by the ships, $24 million of Term Loan B, $56 million of revolving credit borrowings and $40 million of Term Loan C. The company expects to continue paying down debt until it reaches its target debt-to-capital ratio of 40 percent, compared to 48 percent at Sept. 30, 2007. See Exhibit G for a detailed debt schedule.

OUTLOOK

While the company does not provide specific guidance for net sales and net income, the following chart summarizes management’s estimates of the impact of certain items on the company’s results for 2007.

($ millions)	Q1 2007 Actual	Q2 2007 Actual	Q3 2007 Actual	Full-Year 2007 Estimate
Capital Expenditures	$11	$11	$13	$55-60
Depreciation & Amortization	$22	$23	$22	$85-90
Gross Interest Expense [1]	$23	$24	$21	$85-90
Net Interest Expense [1]	$21	$21	$17	$75-80
Higher Industry Costs [2]	$20	$14	$16	$75-80
Gross Cost Savings	$6	$10	$12	$40
Euro Hedging Costs [3]	$6	$7	$3	$20
Fuel Hedging Costs (Gains) [4]	$1	$(2)	$(3)	$(14)

[1]	Assumes an average LIBOR rate of 5.4 percent.
[2]	Variance year-over-year for items such as raw products, fuel, ship charters, paper and resins.
[3]

Euro hedging costs were $17 million in 2006. The 2007 euro hedging cost estimates are based on current market forward rates in relation to the company’s 2007 hedging portfolio, which includes euro put options at strike rates of $1.34 per euro through December.

[4]	The company realized a fuel hedging gain of $12 million in 2006. The 2007 fuel hedging gain estimates are based on current market forward rates.

BUSINESS RESTRUCTURING

On Oct. 29, 2007, Chiquita outlined a restructuring plan and management changes designed to accelerate its previously announced strategy to become the global leader in healthy, fresh foods. This business restructuring is designed to improve the company’s profitability by consolidating operations and simplifying its overhead structure to improve efficiency, stimulate innovation and further enhance focus on customers and consumers.

As a result of these changes, the company expects to generate new, sustainable cost reductions of approximately $60-80 million annually, beginning in 2008, after a one-time charge of approximately $25 million in the fourth quarter 2007 related to severance costs and certain asset write-downs. Realized savings will improve profitability, and resulting additional cash flow will be used primarily to reduce debt, consistent with the company’s target to achieve a debt-to-capital ratio of 40 percent.

CONFERENCE CALL

A conference call to discuss third quarter 2007 results will begin at 4:30 p.m. EST today and will be available via webcast at www.chiquita.com. Toll-free telephone access will be available by dialing 1-877-704-5378 in the United States and +913-312-1268 from international locations. A webcast and audio replay of the call at www.chiquita.com will be available until Nov. 22, 2007. To access the phone replay, dial 1-888-203-1112 from the United States and +719-457-0820 from international locations and enter the access code 4129555. A transcript of the call will be posted as soon as possible after Nov. 8 and will be available from the company’s web site for 12 months.

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.

With annual revenues of approximately $4.5 billion, Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of high-quality fresh and value-added food products – from energy-rich bananas and other fruits to nutritious blends of convenient green salads. The company’s products and services are designed to win the hearts and smiles of the world’s consumers by helping them enjoy healthy fresh foods. The company markets its products under the Chiquita® and Fresh Express® premium brands and other related trademarks. Chiquita employs approximately 25,000 people operating in more than 70 countries worldwide. For more information, please visit our web site at www.chiquita.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including the company’s ability to achieve the full cost savings and other benefits anticipated from its announced restructuring; the continuing impact of the 2006 conversion to a tariff-only banana import regime in the European Union; unusual weather conditions; industry and competitive conditions; access to and cost of capital; product recalls affecting the industry and consumer confidence in the company’s products; the customary risks experienced by global food companies, such as the impact of product and commodity prices, food safety, currency exchange rate fluctuations, government regulations, labor relations, taxes, crop risks, political instability and terrorism; and the outcome of pending claims and governmental investigations involving the company.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Exhibit A:

THIRD QUARTER DETAILED SEGMENT INFORMATION

(All comparisons below are to the third quarter 2006, unless otherwise specified.)

Beginning in 2007, Chiquita modified its reportable business segments to better align with the company’s current internal management reporting procedures and practices of other consumer food companies. The company reports three business segments:

•	Bananas: This segment includes the sourcing (purchase and production), transportation, marketing and distribution of bananas.

•	Salads and Healthy Snacks: This segment includes value-added salads, fresh vegetable and fruit ingredients used in foodservice, fresh-cut fruit operations, and processed fruit ingredient products.

•	Other Produce: This segment includes the sourcing, marketing and distribution of whole fresh fruits and vegetables other than bananas.

In addition, to provide more transparency to the operating results of each segment, the company no longer allocates certain corporate expenses to the reportable segments. These expenses are now included in “Corporate.” Prior-period figures have been reclassified to reflect these changes (See Exhibit F).

Bananas

Net sales for the segment increased 3 percent to $458 million. Segment operating income was $4 million, compared to an operating loss of $32 million last year.

Banana segment operating results improved due to:

•

$23 million from improved core European local banana pricing, attributable to soft pricing in the year-ago period and to lower industry supply due to Hurricane Dean, which impacted industry supply from the Caribbean beginning in late August 2007.

•	$15 million due to favorable pricing and lower volume in trading markets, which are primarily European and Mediterranean countries that do not belong to the European Union.

•	$14 million of favorable variance from the noncash charge for goodwill impairment of Atlanta AG recorded in the third quarter 2006.

•	$11 million benefit from the impact of European currency (outlined in Exhibit E).

•	$7 million from improved pricing in North America.

These improvements were partially offset during the quarter by:

•	$14 million of higher costs from owned banana production, discharging and inland transportation, net of $6 million from cost-savings programs.

•	$13 million of net industry cost increases for purchased fruit, paper, ship charters and fuel.

•	$5 million, primarily from resolution of a contract dispute and prior year settlement gains relating to severance that did not repeat.

•	$3 million of planned increases in brand support and innovation, primarily in Europe, to sustain our brand and price premium.

Salads and Healthy Snacks

Net sales increased 7 percent to $314 million. Operating income was $13 million, compared to $2 million in the same quarter of 2006.

Salads and Healthy Snacks segment operating results improved due to:

•

$9 million of direct costs in the 2006 third quarter related to an industry E. coli outbreak, which resulted in consumer concerns about the safety of fresh spinach products in the United States. These costs, which did not recur in the 2007 third quarter, included unusable raw product inventory and noncancelable purchase commitments.

•	$6 million from the achievement of cost savings, primarily related to improved production scheduling and logistics.

•	$4 million due to improved pricing in retail value-added salads.

•	$2 million due to higher volume of retail value-added salads.

These improvements were partially offset during the quarter by:

•	$7 million due to higher innovation and promotional spending, as well as increased administrative costs.

•	$3 million of higher industry costs, primarily due to increases in raw product costs.

Other Produce

Net sales decreased 2 percent to $289 million. The quarterly operating loss was $14 million in 2007, compared to $33 million in the third quarter 2006.

Segment operating results benefited from $29 million of favorable variance from the noncash charge for goodwill impairment related to Atlanta AG recorded in the third quarter 2006.

The benefit was partially offset by:

•	$3 million decline in profitability at Atlanta AG, the company’s German distribution business, related to a reduction in the volume of certain nonbanana products.

•	$3 million of start-up expenses from the expansion into Germany and the Netherlands of Just Fruit in a Bottle, a 100 percent fresh-fruit smoothie product in Europe.

•	$4 million of charges relating to an earlier announced plan to exit owned operations in Chile.

On Oct. 29, 2007, the company announced that it has launched a process to explore strategic alternatives for Atlanta AG, including a possible sale. To assist with this effort, Chiquita has retained Taylor Companies, Inc., a Washington, D.C.-based investment bank specializing in synergistic mergers and acquisitions. The company does not expect to disclose developments with respect to this process unless and until its board of directors has approved a definitive transaction. There can be no assurance that these activities will ultimately lead to an agreement or a transaction.

Exhibit B:

CHIQUITA BRANDS INTERNATIONAL, INC.

CONSOLIDATED INCOME STATEMENT

(Unaudited—in millions, except per share amounts)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006
Net sales	$1,061.1	$1,032.0	$3,508.9	$3,414.3

Operating expenses
Cost of sales	938.3	951.9	3,079.5	3,005.2
Selling, general and administrative	110.6	93.8	324.5	301.1
Depreciation	20.0	19.6	60.8	58.1
Amortization	2.5	2.5	7.4	7.3
Equity in earnings of investees	(0.6)	(0.1)	(5.9)	(6.3)
Goodwill impairment	—	42.8	—	42.8

	1,070.8	1,110.5	3,466.3	3,408.2

Operating income (loss)	(9.7)	(78.5)	42.6	6.1

Interest income	3.3	2.6	8.6	6.2
Interest expense	(20.5)	(21.2)	(67.6)	(62.0)

Income (loss) before taxes	(26.9)	(97.1)	(16.4)	(49.7)
Income taxes [1]	(1.3)	0.7	(6.6)	(4.4)

Net income (loss)	$(28.2)	$(96.4)	$(23.0)	$(54.1)

Basic earnings per share	$(0.66)	$(2.29)	$(0.54)	$(1.29)
Diluted earnings per share	(0.66)	(2.29)	(0.54)	(1.29)

Shares used to calculate basic earnings per share	42.5	42.1	42.4	42.1
Shares used to calculate diluted earnings per share	42.5	42.1	42.4	42.1

[1]

Income taxes included benefits of $1 million and $5 million for the quarter and nine months ended September 30, 2007, and $1 million and $4 million for the quarter and nine months ended September 30, 2006, due to the resolution of tax contingencies in various jurisdictions.

Exhibit C:

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – THIRD QUARTER

(Unaudited—in millions, except for percentages and exchange rates)

	Quarter Ended Sept. 30,		Percent Change Favorable (Unfavorable)
	2007	2006	vs. 2006
Net sales by segment
Bananas	$457.8	$444.5	3.0%
Salads and Healthy Snacks	314.2	292.8	7.3%
Other Produce	289.1	294.7	(1.9)%

Total net sales	1,061.1	1,032.0	2.8%

Segment operating income (loss)
Bananas	$4.1	$(31.5)	n/a
Salads and Healthy Snacks	13.2	1.6	725.0%
Other Produce	(14.2)	(33.0)	57.0%
Corporate	(12.8)	(15.6)	17.9%

Total operating income (loss)	(9.7)	(78.5)	87.6%

Operating margin by segment
Bananas	0.9%	(7.1)%	8.0	pts
Salads and Healthy Snacks	4.2%	0.5%	3.7	pts
Other Produce	(4.9)%	(11.2)%	6.3	pts

SG&A as a percent of sales	10.4%	9.1%	(1.3	) pts

Company banana sales volume (40 lb. boxes)
North America	14.6	14.3	2.1%
European Core Markets [1]	12.4	12.2	1.6%
Asia and the Middle East [2]	5.0	5.3	(5.7)%
Trading Markets	1.7	5.1	(66.7)%

Total	33.7	36.9	(8.7)%

Fresh Express retail value-added salad sales volume (12-count cases)	16.4	15.6	5.1%

Euro average exchange rate, spot (dollars per euro)	$1.36	$1.28	6.3%

Euro average exchange rate, hedged (dollars per euro)	$1.33	$1.24	7.3%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	The company primarily operates through joint ventures in this region.

Exhibit C (continued):

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – NINE MONTHS

(Unaudited—in millions, except for percentages and exchange rates)

	Nine Months Ended Sept. 30,		Percent Change Favorable (Unfavorable) vs. 2006
	2007	2006
Net sales by segment
Bananas	$1,509.2	$1,439.0	4.9%
Salads and Healthy Snacks	939.5	924.6	1.6%
Other Produce	1,060.2	1,050.7	0.9%

Total net sales	3,508.9	3,414.3	2.8%

Segment operating income (loss)
Bananas	$81.9	$46.3	76.9%
Salads and Healthy Snacks	27.1	32.1	(15.6)%
Other Produce	(18.9)	(24.1)	21.6%
Corporate	(47.5)	(48.2)	1.5%

Total operating income	42.6	6.1	598.4%

Operating margin by segment
Bananas	5.4%	3.2%	2.2	pts
Salads and Healthy Snacks	2.9%	3.5%	(0.6	) pts
Other Produce	(1.8)%	(2.3)%	0.5	pts

SG&A as a percent of sales	9.2%	8.8%	(0.4	) pts

Company banana sales volume (40 lb. boxes)
North America	44.7	42.7	4.7%
European Core Markets [1]	40.7	40.4	0.7%
Asia and the Middle East [2]	14.3	15.7	(8.9)%
Trading Markets	6.6	7.2	(8.3)%

Total	106.3	106.0	0.3%

Fresh Express retail value-added salad sales volume (12-count cases)	50.0	48.9	2.2%

Euro average exchange rate, spot (dollars per euro)	$1.34	$1.24	8.1%

Euro average exchange rate, hedged (dollars per euro)	$1.30	$1.20	8.3%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	The company primarily operates through joint ventures in this region.

Exhibit D:

CHIQUITA AVERAGE BANANA PRICES AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE

2007 vs. 2006

(Unaudited)

	Pricing		Volume
Region	Q3	YTD	Q3	YTD
North America	5%	2%	2%	5%

European Core Markets[1]
U.S. Dollar basis[2]	20%	9%	2%	1%
Local Currency	12%	1%

Asia and the Middle East[3]
U.S. Dollar basis	7%	6%	(6)%	(9)%

Trading Markets
U.S. Dollar basis	64%	47%	(67)%	(8)%

[1]	The member countries of the European Union (except new entrants Romania and Bulgaria, which continue to be reported in “Trading Markets”), Switzerland, Norway and Iceland.
[2]	Prices on a U.S. dollar basis do not include the impact of hedging.
[3]	The company primarily operates through joint ventures in this region.

FRESH EXPRESS RETAIL VALUE-ADDED SALADS

NET REVENUE PER CASE AND VOLUME

YEAR-OVER-YEAR PERCENTAGE CHANGE

2007 vs. 2006

(Unaudited)

	Net Revenue Per Case		Volume
Region	Q3	YTD	Q3	YTD
North America	3%	0%	5%	2%

Exhibit E:

EUROPEAN CURRENCY

YEAR-OVER-YEAR CHANGE—FAVORABLE (UNFAVORABLE)

2007 vs. 2006

(Unaudited—in millions)

Currency Impact (Euro/Dollar)	Q3	YTD
Revenue	$14	$54
Local Costs	(5)	(18)
Hedging[1]	—	(2)
Balance sheet translation[2]	2	1

Net European currency impact	$11	$35

[1]	Hedging costs in the third quarter 2007 were $3 million, flat compared to the third quarter 2006. Hedging costs for YTD 2007 were $16 million compared to $14 million for YTD 2006.
[2]	Balance sheet translation was a gain of $2 million for the third quarter and YTD 2007. Balance sheet translation was zero and a gain of $1 million for the third quarter and YTD 2006.

Exhibit F:

CHIQUITA BRANDS INTERNATIONAL, INC.

SEGMENT OPERATING STATISTICS

RECLASSIFIED – 2006

(Unaudited—in millions)

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	FY 2006
Net sales by segment
Bananas	$482.9	$511.6	$444.5	$494.8	$1,933.8
Salads and Healthy Snacks	303.7	328.1	292.8	269.7	1,194.3
Other Produce	367.1	388.9	294.7	320.3	1,371.0

Total net sales	1,153.7	1,228.6	1,032.0	1,084.8	4,499.1
Segment operating income (loss)
Bananas	$37.3	$40.5	($31.5)[1]	$16.3	$62.6
Salads and Healthy Snacks	12.0	18.5	1.6	(0.4)	31.7
Other Produce	5.5	3.4	(33.0)[1]	(8.3)	(32.4)
Corporate	(15.5)	(17.0)	(15.7)	(41.4)[2]	(89.6)

Total operating income (loss)	39.3	45.4	(78.6)	(33.8)	(27.7)

Operating margin by segment
Bananas	7.7%	7.9%	(7.1)%	3.3%	3.2%
Salads and Healthy Snacks	4.0%	5.6%	0.5%	(0.1)%	2.7%
Other Produce	1.5%	0.9%	(11.2)%	(2.6)%	(2.4)%

[1]	The Banana and Other Produce segment results included $14 million and $29 million, respectively, of goodwill impairment charges from the Atlanta AG business.
[2]	Includes $25 million charge for the settlement of the U.S. Department of Justice investigation of the company.

Exhibit G:

CHIQUITA BRANDS INTERNATIONAL, INC.

DEBT SCHEDULE—THIRD QUARTER 2007

(Unaudited—in millions)

	June 30, 2007	Additions	Payments, Other Reductions		Sept. 30, 2007
Parent Company
7 1/2% Senior Notes	$250.0	$—	$—		$250.0
8 7/8% Senior Notes	225.0	—	—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	—	—	—		—
Term Loan C	367.5	—	(41.0	) (a)	326.5
Revolver	—	—	—		—

Shipping	—	—	—		—
Other	14.2	—	(0.8)		13.4

Total Debt	$856.7	$—	$(41.8)		$814.9

(a)	The company repaid $40 million of Term Loan C in the 2007 third quarter with proceeds from the sale of its ships.

DEBT SCHEDULE – YEAR-TO-DATE 2007

(Unaudited—in millions)

	Dec. 31, 2006	Additions		Payments, Other Reductions		Sept. 30, 2007
Parent Company
7 1/2% Senior Notes	$250.0	$—		$—		$250.0
8 7/8% Senior Notes	225.0	—		—		225.0

Subsidiaries
Chiquita Brands L.L.C. facility
Term Loan B	24.3	—		(24.3	) (a)	—
Term Loan C	369.4	—		(42.9	) (d)	326.5
Revolver	44.0	40.0	(a)	(84.0	) (a)	—

Shipping	100.6	1.9	(b)	(102.5	) (c)	—

Other	15.2	0.4		(2.2)		13.4

Total Debt	$1,028.5	$42.3		$(255.9)		$814.9

(a)	The company borrowed $40 million for seasonal working capital requirements under its revolving credit facility and repaid $4 million of these revolver borrowings in the first quarter 2007. The company repaid the remainder of the revolving credit borrowings in the second quarter, in part through proceeds from the sale of its ships. The company also repaid Term Loan B upon completion of the ship sale.
(b)	Represents the exchange impact on euro-denominated debt.
(c)	The company paid approximately $11 million in normal maturities on the ship debt through April, and paid the remainder upon completion of the sale of its ships in June.
(d)	The company repaid $40 million of Term Loan C in the third quarter 2007 with the remaining proceeds from the ship sale.